Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

February 13, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

We have read Item 4.01 included in the Form 8-K of Anpulo Food Development, Inc. with a Date of Report of February 13, 2014, to be filed with the Securities and Exchange Commission. We agree with the statements concerning our Firm in such Form 8-K. We have no basis to agree or disagree with other statements of the Registrant contained therein.

Very truly yours,

Weinberg & Baer LLC

Baltimore, Maryland

February 13, 2014